Exhibit 10.1
MEMORANDUM OF UNDERSTANDING
BETWEEN
Ambassadors International Inc.
AND
AVIZENT/ Atlantic Gateway International, Ltd
     This Memorandum of Understanding (“Memorandum”), effective this 1st day of September 2009, is entered into by and between Atlantic Gateway International (SAC) Ltd, (herein after “AGIL”), and Ambassadors International, lnc. (herein after “Ambassadors”) (Collectively the “Parties”).
RECITALS
WHEREAS, Ambassadors is the parent company of a Bermuda captive reinsurer named Cypress Reinsurance Ltd
WHEREAS, Cypress Reinsurance Ltd is a company organized and existing under the laws of Bermuda and registered as an insurer entitled to avail itself of the provisions of the Act.
WHEREAS, AGIL is an approved Segregated Account Company (SAC) existing under the laws of Bermuda and registered as an insurer entitled to avail itself of the provisions of the Act.
WHEREAS, AGIL is a wholly owned subsidiary of Avizent.
WHEREAS, AGIL and Cypress Reinsurance Ltd (the “Reinsurer”) have entered into a retroactive reinsurance agreement executed March 29, 2004 for programs
CWHA year 2 (2002)
CWHA year 3 (2003)
and also a master reinsurance agreement effective June l, 2004, and multiple Addendums for each program and subsequent program years identified as follows:
1A - ARISA year 1 (2003)
1B - ARISA year 2 (2004)
1C - ARISA year 3 (2005)
2 - CMDA (2004)
3 - CWHA year 4 (2004)
4 - Bizassure (2004)
5A - Hospitality Insurance Services year 1 (2004)
5B - Hospitality Insurance Services year 2 (2005)
6 - CWHA year 5 (2005)
WHEREAS, the subject business is comprised of policies issued for the Identified Programs in each Reinsurance Addendum by Discover Re Managers, Ltd. or its designees on behalf of one or more of its Affiliated Insurers and which have been ceded to AGIL and thus a quota share portion retro-ceded to Cypress.
WHEREAS, AGIL is willing to establish a new segregated account “Cypress II” and assume all liabilities under the reinsurance retrocession agreements between Cypress and AGIL.
WHEREAS, Ambassadors desires to shut down and liquidate their Bermuda captive Cypress Reinsurance Ltd. And transfer all potential future liabilities and assets to new AGIL segregated account Cypress II for consideration of a 50% commission on all net profit distributions minus losses and expenses associated with segregated account Cypress II.
PROVISIONS
     NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.	This Memorandum shall apply to the program years in which Cypress and AGIL engaged in the retrocession agreements involving the following programs CWHA, ARISA, CMDA, Bizassure, and HIS.

2.	Avizent’s captive Atlantic Gateway International Ltd (AGIL) would create a new segregated account within their captive facility called “Cypress II” segregated Account.

3.	Avizent’s captive Atlantic Gateway International Ltd (AGIL) would draft a novation agreement that would transfer all liabilities from Cypress Re to the new segregated account (Cypress II) in AGIL

4.	AGIL’s new segregated account ( Cypress II) ) would post the required collateral (LOC) for all program years under this agreement.

5.	The gap collateral LOC’s currently required by Cypress would be eliminated

6.	Since all the liability on the current programs would be eliminated, this would allow us to shut down the Bermuda Captive.

Avizent would coordinate the liquidation procedure of Cypress Re with the current captive manager in Bermuda (Quest Management Services Limited),which would require regulatory approval. This process would take 8 to 12 weeks and a budget of $25,000 to $50,000 depending on legal issues.

7.	Once Cypress Re is shut down then we could distribute the remaining equity back to Ambassador minus any shut down expenses.

8.	Avizent would maintain management of all program runoff activities (claims management, collateral, and profit distributions).

9.	Avizent would provide Ambassadors a 50% commission on all net profit distributions minus annual management fees and bank charges of the new segregated cell. Any losses of any program year will offset profits accordingly.

10.	This would begin as early as September and probably over the next 3 years. We can also offer a buyout of remaining profits before the final conclusion of the programs at certain intervals.
IN WITNESS WHEREOF, the parties hereto have executed this Memorandum effective on the day and year first written above.

AVIZENT / Atlantic Gateway International Ltd			Ambassadors International Inc.

By:	/s/ Richard A. Stasi		By:	/s/ Mark Detillion

	Name:	Richard A. Stasi		Name:	Mark Detillion
	Title:	VICE PRESIDENT / DIRECTOR		Title:	CFO
	Date:	9/9/09		Date:	9/4/09

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